UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities exchange Act of 1934


       Date of Report (Date of earliest Event Reported) February 28, 2000

                                   ----------

                        Commission file Number 000-26839

                          WHITE ROCK ENTERPRISES, LTD.
             (exact Name of Registrant as Specified in its Charter)

                                   ----------


Nevada                                            88-0407246
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)


2600 72nd Street
Urbandale, Iowa                                   50322
(Address of principal executive offices)          (Zip Code)


                                 (515) 331-0560
                (Registrant's Executive Office Telephone Number)

This filing amends (where noted in response to a particular item) Registrant's Current Report on Form 8-K previously filed with the Securities Exchange Commission on March 1, 2000.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT:

     No amendment.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS:

     No amendment.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP:

     Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

     Not applicable.

ITEM 5. OTHER EVENTS:

     Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS:

     No amendment.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

     Financial statements are filed herewith as follows:


                         PRO FORMA FINANCIAL INFORMATION
                          White Rock Enterprises, Ltd.
                   Unaudited Pro Forma Combined Balance Sheet
                                December 31, 1999

The following unaudited pro forma combined balance sheet as of December 31, 1999 gives effect to: (1) the completion of the proposed merger with ISES Corporation
(ISES) for aggregate consideration of 10,000,000 shares of White Rock Enterprise, Ltd. (WHTE) common stock and 10,000 shares of convertible preferred stock of WHTE, (2) the issuance of 2,200,000 shares of WHTE common stock to individuals and other entities in exchange for locating the investment opportunity and a commitment to use their best efforts to raise $2,000,000 to fund the Company's working capital needs and general corporate purposes, and (3) the cancellation of 5,100,000 shares of WHTE common stock and a 1.6 for 1 common stock split by WHTE subsequent to December 31, 1999, but prior to the merger with ISES. The proposed merger will be accounted for as a reverse acquisition of WHTE (a "shell company") by ISES.

The following unaudited pro forma financial data may not be indicative of what the financial condition of WHTE would have been, had the transactions to which such data gives effect been completed on the date assumed, not are such data necessarily indicative of the financial condition of WHTE that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statement and notes thereto, and the historical financial statements and notes thereto of ISES included herein and of WHTE, available in the Company's September 30, 1999 Form 10KSB and the December 31, 1999 Form 10QSB.


                                               ISES                    Pro Forma       Pro Forma
                                               Corp.         WHTE     Adjustments      Combined
                                             ---------    ---------   -----------      ---------
Cash and cash equivalents                    $    --      $     207    $    --         $     207
Accounts receivable                            138,917         --           --           138,917
                                             ---------    ---------    ---------       ---------
Total current assets                           138,917          207         --           139,124
Net equipment                                   15,969         --           --            15,969
Other assets                                    15,260         --           --            15,260
                                             ---------    ---------    ---------       ---------
Total assets                                 $ 170,146    $     207    $    --         $ 170,353
                                             =========    =========    =========       =========

Checks disbursed in excess
  of amounts on deposit                      $     685    $    --      $    --         $     685
Accounts payable, trade                        109,523         --           --           109,523
Deferred income                                  9,984         --           --             9,984
Notes payable - bank                           120,000         --           --           120,000
Note payable - shareholder                      55,000         --           --            55,000
Accrued payroll and related liabilities        105,754         --           --           105,754
Other accrued liabilities                        9,786         --           --             9,786
                                             ---------    ---------    ---------       ---------
Total current liabilities                      410,732         --           --           410,732
Long-term debt                                 135,000         --           --           135,000
                                             ---------    ---------    ---------       ---------
Total liabilities                              545,732         --           --           545,732
Common stock                                     1,314        8,160       (1,314)(A)      17,096
                                                                          10,000 (A)
                                                                           2,200 (B)
                                                                          (5,100)(C)
                                                                           1,836 (C)
Convertible preferred stock                       --           --             10 (A)          10
Additional paid-in capital                        --         (2,060)      (8,696)(A)      (9,692)
                                                                          (2,200)(B)
                                                                           3,264 (C)
Retained earnings (deficit)                   (376,900)      (5,893)        --          (382,793)
                                             ---------    ---------    ---------       ---------
Total stockholders' equity (deficit)          (375,586)         207         --          (375,379)
                                             ---------    ---------    ---------       ---------
Total liabilities and stockholders' equity   $ 170,146    $     207    $    --         $ 170,353
                                             =========    =========    =========       =========


                          White Rock Enterprises, Ltd.
              Unaudited Pro Forma Combined Summaries of Operations
        Year Ended September 30, 1999 and Quarter Ended December 31, 1999

The following unaudited pro forma combined summary of operations for the year ended September 30,1999 and quarter ended December 31, 1999 gives effect to the completion of the proposed merger with ISES Corporation (ISES) as if it occurred on October 1, 1998 and 1999 respectively. The proposed merger will be accounted for as a reverse acquisition of WHTE (a "shell company") by ISES.

The following unaudited pro forma financial data may not be indicative of what the results of operations of WHTE would have been, had the transactions to which such data gives effect been completed on the date assumed, not are such data necessarily indicative of the results of operations of WHTE that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statement and notes thereto, and the historical financial statements and notes thereto of ISES included herein and of WHTE, available in the Company's September 30, 1999 Form 10KSB and the December 31, 1999 Form 10QSB.

                                               ISES                          Pro Forma       Pro Forma
                                               Corp.            WHTE        Adjustments      Combined
                                            ------------    ------------    ------------   ------------
For the year ended September 30, 1999
Net revenue                                 $    652,348    $         --    $         --   $    652,348
                                            ------------    ------------    ------------   ------------
Payroll and related benefits                     495,539              --              --        495,539
Software development and consulting              310,289              --              --        310,289
Travel                                            81,275              --              --         81,275
Administration                                    78,770           5,058              --         83,828
Depreciation                                       4,417              --              --          4,417
                                            ------------    ------------    ------------   ------------
Total operating expenses                         970,290           5,058              --        975,348
Other income (expense) - interest expense        (10,662)             --              --        (10,662)
                                            ------------    ------------    ------------   ------------
Loss before income taxes                    $   (328,604)   $     (5,058)   $         --   $   (333,662)
Income tax benefit                                    --              --              --             --
                                            ------------    ------------    ------------   ------------
Net loss                                    $   (328,604)   $     (5,058)   $         --   $   (333,662)
                                            ============    ============    ============   ============

Average shares of common outstanding (D)                                                     17,096,000
                                                                                           ============
Basic and diluted loss per share (D)                                                       $     (0.020)
                                                                                           ============


                                               ISES                          Pro Forma       Pro Forma
                                               Corp.            WHTE        Adjustments      Combined
                                            ------------    ------------    ------------   ------------
For the quarter ended December 31, 1999
Net revenue                                 $    232,056    $         --    $         --   $    232,056
                                            ------------    ------------    ------------   ------------
Payroll and related benefits                     154,427              --                        154,427
Software development and consulting               77,402              --              --         77,402
Travel                                            30,045              --              --         30,045
Administration                                    16,929             835              --         17,764
Depreciation                                       1,500              --              --          1,500
                                            ------------    ------------    ------------   ------------
Total operating expenses                         280,303             835              --        281,138
Other income (expense) - interest expense         (4,009)             --              --         (4,009)
                                            ------------    ------------    ------------   ------------
Loss before income taxes                         (52,256)           (835)             --        (53,091)
Income tax benefit                                    --              --              --             --
                                            ------------    ------------    ------------   ------------
Net loss                                    $    (52,256)   $       (835)   $         --   $    (53,091)
                                            ============    ============    ============   ============

                                                                                           ============
Average shares of common outstanding (D)                                                     17,096,000
                                                                                           ============
Basic and diluted loss per share (D)                                                       $     (0.003)
                                                                                           ============

                          White Rock Enterprises, Ltd.
 Notes to Unaudited Pro Forma Combined Balance Sheet and Summaries of Operations


(A) To record the proposed merger with ISES for the issuance of 10,000,000 shares of common stock of WHTE and 10,000 shares of convertible preferred stock (automatically converts to 10,000,000 shares of common stock on February 28, 2002.

(B) To record 2,200,000 shares of WHTE common stock to be issued to other individuals and entities in connection with the merger.

(C)  To reflect the  cancellation of 5,100,000 shares of WHTE common stock and a
     1.6 for 1 common stock split by WHTE subsequent to December 31, 1999, but prior to a merger with ISES.

(D) For purposes of determining pro forma basic and diluted loss per share, 17,096,000 shares of common stock were considered to be outstanding during the periods. The 17,096,000 shares of common stock include the effects of the proposed issuance of the 12,200,000 shares of common stock in connection with the merger, the cancellation of 5,100,000 shares of common stock and the 1.6 for 1 common stock split. Convertible preferred stock is anti-dilutive and was not considered in the calculation of pro forma diluted loss per share.

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders
ISES Corp.

We have audited the accompanying balance sheets of ISES Corp. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISES Corp. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   /S/ McGowen, Hurst, Clark & Smith, P.C.






Des Moines, Iowa
April 25, 2000

                                   ISES CORP.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                     ASSETS

                                                                                    1999        1998
                                                                                 ---------    ---------
CURRENT ASSETS
     Cash                                                                        $      --    $   2,763
     Accounts receivable                                                           138,917       59,543

PROPERTY AND EQUIPMENT
     Office furniture and equipment                                                 14,681        8,532
     Computer equipment                                                             20,992       16,043
                                                                                 ---------    ---------
         Total                                                                      35,673       24,575
     Less accumulated depreciation                                                 (19,704)     (13,787)
                                                                                 ---------    ---------
         Net property and equipment                                                 15,969       10,788

OTHER ASSETS                                                                        15,260           --
                                                                                 ---------    ---------

         TOTAL ASSETS                                                            $ 170,146    $  73,094
                                                                                 =========    =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Checks disbursed in excess of amounts on deposit                            $     685    $      --
     Accounts payable - trade                                                      109,523        3,984
     Deferred income                                                                 9,984           --
     Notes payable - bank                                                          120,000           --
     Note payable - shareholder                                                     55,000           --
     Accrued payroll and related liabilities                                       105,754       16,549
     Accrued interest                                                                9,786           --
                                                                                 ---------    ---------
            Total current liabilities                                              410,732       20,533

LONG-TERM DEBT                                                                     135,000           --
                                                                                 ---------    ---------

            Total liabilities                                                      545,732       20,533

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock -  no par value; 100,000 authorized
       shares; 1,000 shares issued and outstanding                                   1,314        1,314
     Retained earnings (deficit)                                                  (376,900)      51,247
                                                                                 ---------    ---------

            Total stockholders' equity (deficit)                                  (375,586)      52,561
                                                                                 ---------    ---------

            TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY (DEFICIT)                                     $ 170,146    $  73,094
                                                                                 =========    =========

   The accompanying notes are an integral part of these financial statements.

                                   ISES CORP.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                        1999           1998
                                                     -----------    -----------
REVENUE
     Consulting                                      $   539,654    $   390,467
     License fees                                        162,680             --
     Maintenance agreements                                9,952             --
                                                     -----------    -----------
         Total revenue                                   712,286        390,467

EXPENSES
     Payroll                                             585,353         44,061
     Payroll taxes                                        33,300          3,445
     Employee health insurance                            17,816             --
     Software development and consulting                 301,567        178,290
     Administrative and legal                             24,504          9,437
     Bad debts                                                --         21,007
     Bank fees                                             2,810          1,080
     Dues and subscriptions                                1,709          1,956
     Freight and postage                                   2,299            940
     Insurance                                             3,585             --
     Interest                                             15,553          4,149
     Telephone                                            16,375          4,067
     Marketing                                             6,536             --
     Office expense                                        8,815          3,892
     Miscellaneous                                         1,559          5,350
     Office rent                                          16,620             --
     Travel                                               91,115         73,860
     Depreciation expense                                  5,917          6,285
                                                     -----------    -----------
         Total expenses                                1,135,433        357,819
                                                     -----------    -----------

NET INCOME (LOSS)                                       (423,147)        32,648

RETAINED EARNINGS - beginning of year                     51,247         40,177

DISTRIBUTIONS TO SHAREHOLDERS                             (5,000)       (21,578)
                                                     -----------    -----------

         RETAINED EARNINGS (DEFICIT) - end of year   $  (376,900)   $    51,247
                                                     ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                                   ISES CORP.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

 CASH FLOWS FROM OPERATING ACTIVITIES                         1999         1998
                                                            ---------    ---------
     Net income (loss)                                      $(423,147)   $  32,648
     Adjustments to reconcile net income (loss) to
       net cash provided (used) by operating activities:
         Depreciation                                           5,917        6,285
         Change in:
            Accounts receivable                               (79,375)      12,918
            Accounts payable and accrued expenses             204,531       (8,945)
            Deferred income                                     9,984           --
                                                            ---------    ---------

         Net cash provided (used) by operating activities    (282,090)      42,906

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                       (11,098)        (691)
     Increase in other assets                                 (15,260)          --
                                                            ---------    ---------

         Net cash used by investing activities                (26,358)        (691)

CASH FLOWS FROM FINANCING ACTIVITIES
     Checks disbursed in excess of amounts on deposit             685           --
     Repayment of advances from shareholder                        --      (36,341)
     Distributions to shareholders                             (5,000)     (21,577)
     Proceeds from notes payable and long-term debt           310,000       70,000
     Repayment of notes payable and long-term debt                 --      (70,000)
                                                            ---------    ---------

         Net cash provided by financing activities            305,685      (57,918)
                                                            ---------    ---------

         Net decrease in cash                                  (2,763)     (15,703)

CASH, beginning of year                                         2,763       18,466
                                                            ---------    ---------

         CASH, end of year                                  $      --    $   2,763
                                                            =========    =========


SUPPLEMENTAL DISCLOSURES
     Cash paid for interest                                 $   5,767    $   4,149
                                                            =========    =========


   The accompanying notes are an integral part of these financial statements.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS - The Company performs software development and consulting services specializing in providing internet, broadcast, telephone and local functionality for digital set-top boxes, in-flight entertainment and internet applications.

     PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost and are depreciated over the estimated useful lives of the assets.

     CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, cash and cash equivalents include all highly liquid debt agreements with original maturities of three months or less.

     ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     ADVERTISING AND MARKETING - Advertising and marketing costs are expensed as incurred. Such costs totaled $6,536 and $5,350 for the years ending December 31, 1999 and 1998, respectively.

     REVENUE RECOGNITION - The Company has adopted the provisions of the American Institute of Certified Public Accountants' (AICPA) Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended by SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition" effective April 1, 1998. SOP 97-2 and SOP 98-4 provide guidance on recognizing revenue on software transactions. Product revenues primarily consist of software licenses sold. Software license fees are recognized as revenues upon contract signing and shipment of the software.

     Service revenues are derived primarily from customer support (maintenance) agreements, and training and consulting services. Maintenance revenues, including maintenance bundled with software license fees, are recognized ratably over the term of the related agreements. Revenues from training and consulting services are recognized as the services are rendered.

     SOFTWARE DEVELOPMENT COSTS - Software development costs incurred prior to technological feasibility are expensed as research and development costs. Research and development costs totaled approximately $425,400 and $127,000 in 1999 and 1998, respectively. Production costs incurred in the production of computer software once technological feasibility of the product to be marketed has been established are capitalized. The Company incurred no significant software production costs during 1999.

     CONCENTRATIONS - At December 31, 1999, two of the Company's customers accounted for eighty-eight percent of outstanding trade accounts receivable. At December 31, 1998 two customers accounted for one-hundred percent of outstanding trade accounts receivable. One of the Company's customers accounted for approximately sixty-three percent of 1999 revenue and seventy-one percent of 1998 revenue.

     INCOME TAXES - The Company, with consent of its stockholders, has elected to have its income taxed as an S corporation. As an S corporation for federal income tax purposes, stockholders are taxed on their proportionate share of the Company's taxable income in lieu of corporate income taxes.

NOTE B - SHORT-TERM NOTES PAYABLE - BANK

     The Company has a $70,000 line of credit agreement and a $50,000 note agreement with a bank at December 31, 1999. The notes are secured by a real estate mortgage on property owned by the shareholders, mature March 1, 2000 and bear interest at the bank's commercial base rate on the outstanding balances.

     The Company's shareholders have advanced the Company $55,000 at December 31, 1999. The advance is non-interest bearing and is due upon demand.

NOTE C - LONG-TERM DEBT

     The Company has an unsecured note agreement with an outstanding balance of $135,000 at December 31, 1999. The 9.0% note payable requires quarterly interest payments. Quarterly principal payments of $10,385 will be required beginning in July 2001.

     Future contractual maturities are as follows:

            2000                        $           --
            2001                                20,769
            2002                                41,538
            2003                                41,538
            2004                                31,155
                                        --------------

                                        $      135,000
                                        ==============

NOTE D - LEASES

     The Company leases its office under a long-term lease agreement. The lease requires monthly payments of $1,385 through January 2001. The lease requires future minimum lease payments of $16,620 in 2000 and $1,385 in 2001.

NOTE E - SOFTWARE DEVELOPMENT AND CONSULTING

     ISES Canada, a Canadian company with common ownership, provides software development and consulting services to the Company. Fees paid or accrued to ISES Canada totaled $299,603 and $147,439 in 1999 and 1998, respectively. At December 31, 1999, accounts payable includes $48,397 due to ISES Canada.

NOTE F - SUBSEQUENT EVENT

     On February 8, 2000, the Company entered into an acquisition agreement and plan of merger with White Rock Enterprises, Ltd. (WREI) whereby all the outstanding shares of common stock of the Company were exchanged for shares of WREI in a transaction in which WREI is the successor corporation.

EXHIBITS:  23.1 Independent Auditor's Consent


ITEM 8.  CHANGE IN FISCAL YEAR:

         Not applicable



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WHITE ROCK ENTERPRISES, LTD.



                                              By
                                                -------------------------------
                                                    Dean R. Grewell, III
                                                    President

Date:  May 19, 2000